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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Series B Preferred stock, par value $0.001, of Cardiac Pathways Corporation, a Delaware corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by
Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Date: June 4, 1999

BANKAMERICA VENTURES               MORGAN STANLEY VENTURE PARTNERS III, L.L.C.

By:  /s/ JAMES D. MURPHY           By: Morgan Stanley Venture Capital III, Inc.,
     ---------------------             its Institutional Managing Member
Name:  James D. Murphy
Title: President and Managing
       Director

                                   BY: /s/ DEBRA ABRAMOVITZ
                                       -------------------------
                                   Name:   Debra Abramovitz
                                   Title:  Vice President

                                   MORGAN STANLEY VENTURE PARTNERS III, L.P.



                                   By: Morgan Stanley Venture Partners III,
                                       L.L.C., its General Partner

MORGAN STANLEY VENTURE             By: Morgan Stanley Venture Capital III,
CAPITAL III, INC.                      L.L.C., its Institutional Managing Member


By: /s/ DEBRA ABRAMOVITZ           By: /s/ DEBRA ABRAMOVITZ
    ---------------------              ----------------------
Name: Debra Abramovitz             Name: Debra Abramovitz
Title: Vice President              Title: Vice President



MORGAN STANLEY VENTURE             THE MORGAN STANLEY VENTURE PARTNERS
INVESTORS III, INC.                ENTREPRENEUR FUND, L.P.


By: Morgan Stanley Venture          By: Morgan Stanley Venture Partners III,
    Partners III, L.L.C.                L.L.C. its General Partner
    its General Partner

By: Morgan Stanley Venture          By: Morgan Stanley Venture Capital III, Inc.
    Capital III, Inc. L.L.C.            its Institutional Managing Member
    its Institutional
    Managing Member


By: /s/ DEBRA ABRAMOVITZ            By: /s/ DEBRA ABRAMOVITZ
    -------------------------           ---------------------------
Name:  Debra Abramovitz             Name:  Debra Abramovitz
Title: Vice President               Title: Vice President